Filed Pursuant to Rule 424(b)(5)

Registration No. 333-222548

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 25, 2018)

3,333,335 Shares

Common Stock

Avid Bioservices, Inc.

Common stock

Avid Bioservices, Inc. is offering 3,333,335 shares of its common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol “CDMO.” The last reported sale price of our common stock on The NASDAQ Capital Market on December 9, 2020 was $10.66 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Per Share	Total

Public offering price	$9.00	$30,000,015
Underwriting discounts and commissions(1)	$0.54	$1,800,001
Proceeds, before expenses, to Avid Bioservices, Inc.	$8.46	$28,200,014

___________________

(1) We have agreed to reimburse the underwriters for certain expenses. See the section of this prospectus supplement entitled “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to an additional 500,000 shares of common stock from us at the public offering price less the underwriting discounts and commissions.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about December 14, 2020.

Sole Book-Running Manager

RBC Capital Markets

Co-Managers

Craig-Hallum Capital Group	Stephens Inc.

Prospectus Supplement dated December 10, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement or the accompanying prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 25, 2018 (included in our registration statement on Form S-3 (File No. 333-222548)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein or therein by reference. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our shares of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

S-1

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our management’s beliefs and assumptions. In addition, these forward-looking statements reflect our management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions. In particular, statements about our planned Myford North and Myford South facility expansion, our expectations, beliefs, plans, strategies, objectives, prospects, and assumptions relating to any increase in revenue generating capacity from the expansion and any other anticipated or possible impacts of the planned expansion contained or incorporated by reference in this prospectus are forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus supplement or to conform them to actual results, new information, future events or otherwise. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things:

•	the loss of customers who account for a major portion of revenues;
•	a failure to maximize facility capacity utilization;
•	the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and us, on our business, financial condition and results of operations;
•	a business disruption due to unforeseeable developments in Tustin, California;
•	failure to comply with regulatory requirements;
•	adverse developments concerning our customer or suppliers;
•	introductions and announcements of new technologies by us or our competitors, and the timing of these introductions and announcements;
•	a failure to enhance our existing or introduce new service offerings;
•	rumors and market speculation involving us or other companies in our industry;
•	general economic, industry and market conditions, including the size and growth, if any, of the market;
•	additions or departures of key personnel;
•	changes in our capital structure, such as future issuances of securities and the incurrence of additional debt;
•	the results of any future legal proceedings; and
•	our use of the proceeds from this offering.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. References to “we,” “us,” and “our” mean Avid Bioservices, Inc. and its consolidated subsidiaries unless the context otherwise indicates. In this regard, references to “we,” “us,” and “our” in the context of rights or obligations under any contract or agreement mean Avid Bioservices, Inc. only and not its consolidated subsidiaries.

Business Overview

We are a dedicated contract development and manufacturing organization, or CDMO, that provides a comprehensive range of services from process development to Current Good Manufacturing Practices, or CGMP, clinical and commercial manufacturing, focused on biopharmaceutical drug substances derived from mammalian cell culture. Our services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. We also provide a variety of process development services, including upstream and downstream development and optimization, analytical method development, testing and characterization. All of our services are available either stand-alone or bundled for full development and manufacturing programs.

Our Market Opportunity

Biopharmaceutical Market Growth and Increasing Role of Biologics

The biopharmaceutical industry has experienced significant growth in recent years, and this trend is expected to continue. The value of the global biopharmaceutical market in 2019 was estimated to be greater than $250 billion, and is expected to grow at a compound annual growth rate, or CAGR, of approximately 12%, to over $600 billion in 2026. An estimated 40% of all pharmaceutical research and development expenditures and products in the pipeline are biopharmaceuticals. By 2022, biopharmaceuticals are expected to make up about half of the 100 top-selling products and about 30% of the prescription drug market, versus 25% of the current prescription drug market. The 2019 value of the global antibody market, an area of our focus, was greater than $140 billion and is projected to increase at a CAGR of approximately 12% from 2019 to 2026, to approximately $318 billion.

Biologics, especially those derived from mammalian cell cultures, are expected to play a key role in this continuing trend. For example:

•	Approximately 80% of biopharmaceutical outsourcing projects involve mammalian cell culture.

•	Monoclonal antibodies, or mAbs, comprise the largest segment of the recombinant proteins market and are experiencing the fastest growth rate. In the last five years, the market for mAbs has doubled in size, with fully human mAbs becoming predominant. Notably, mammalian expression systems were used in 61 of 66 commercial bioprocesses described in regulatory filings.

•	Next-generation antibodies include antibody fragments, antibody-like proteins, antibody–drug conjugates (ADCs), bi- and multi-specific antibodies, nanobodies, engineered antibodies and antibody biosimilars. They are often more targeted and potent than traditional mAbs. The value of the global market for next-generation antibodies was $4 billion in 2017 and is expected to expand to $17 billion by 2023. In 2018, there were approximately one dozen well-established companies engaged in the development of bispecific antibodies, and by January 2019 there were more than 200 bispecific antibodies in clinical trials.

•

In 2018, nearly 70% of biologic production capacity (in terms of volume, excluding blood/plasma products) was based on mammalian cell culture, primarily in Chinese hamster ovary cells. In addition, mammalian-expressed biologics account for the greatest percentage of candidates in the biopharma pipeline.

The success rate for biologics has so far been over twice that of small molecule products.

More than 800 biosimilars are in development. The biosimilars market is expected to reach $23.63 billion by 2023, growing at a CAGR of 31.7% from $5.95 billion in 2018.

S-3

CDMO Market Growth, Focus on Outsourcing in Pharmaceutical and Biotechnology Industries, and Demand for Mammalian Biologics Manufacturing

The global CDMO market has recently experienced substantial growth and has evolved into a significant part of the pharmaceutical landscape. Due to the cost pressures from declining reimbursement rates and increased competition, pharmaceutical companies have begun to avoid investing in non-core competencies, including manufacturing, while re-thinking fixed cost structures. Additionally, the following factors have also contributed to a shift from in-house product development and manufacturing to the outsourcing of such processes:

•	Increased drug development costs over the last decade have resulted in diminished profits for certain pharmaceutical companies, which has led certain companies to focus increasingly on core competencies, reduce fixed costs and outsource non-core competencies such as development and manufacturing.

•	Additional pressure from shortening drug lifecycles and approaching “patent cliffs” for a number of highly profitable drugs has encouraged certain pharmaceutical companies to reduce costs and improve on time-to-market by employing the specialized services of CDMOs, which can often operate more efficiently and at a lower cost than a pharmaceutical company would incur by hiring personnel and building the required infrastructure in-house.

•	The increasing complexity of drugs and biologics, in particular, has led to increased inspections and more stringent regulatory requirements administered by FDA. The stringent certification and validation processes imposed by the FDA require considerable investment and focus by the industry during both the development and manufacturing phases of the drug life cycle, which presents an opportunity for CDMOs with strong regulatory track records of compliance and validation.

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Growing investment in the emerging biopharma sector is perhaps the largest driver of growth for the biopharma contract development and manufacturing market, because emerging biopharma firms rely on CDMOs for 80% or more of their manufacturing and CMC (chemistry, manufacturing and controls) development requirements.

•	While major biopharma companies still retain in-house bioproduction, the number of companies keeping all their biomanufacturing in-house is declining, a trend that is expected to continue.

The CDMO market has directly benefited from these industry trends, which has resulted in overall market growth and increased industry opportunities for CDMOs. For example:

•	Growth rates for the biopharma contract manufacturing market vary significantly from 7.5% to 18%, leading to widely varying estimates for the future value of the global market from a low of approximately $22 billion to a high of approximately $49 billion in 2024–2027.

•	Currently, about 30% of marketed biopharmaceuticals are manufactured by CDMOs.

•	Current state of COVID-19 continues to consume biopharmaceutical capacities and it’s undetermined how this will impact long-term capacity.

•

Biosimilars are important in the CDMO market. CDMOs are ideally suited for the development and production of biosimilars. They offer greater flexibility and efficiency and the potential for lower-cost production, all of which are key to biosimilar success. By offering biosimilar clinical and commercial manufacturing services, even mid-sized and small biopharma CDMOs may have the opportunity to be competitive with the few bio-CDMO market leaders.

•	North American and Western European companies dominate the biopharmaceutical contract development and manufacturing market, although Asian firms are rapidly developing advanced technologies.

•	Commercial manufacturing capacity for this technology is already scarce, as the biologics manufacturing industry is trending toward the utilization of smaller scale, single-use bioreactors.

•	The proliferation of precision medicine and targeted therapies requires smaller volume, single batch production. 50% to 70% of biologics in projected development are expected to require smaller scale bioreactors for commercial capacity.

•	However, the availability of facilities with these bioreactors is limited, and the lengthy process of constructing and properly validating these facilities requires significant expertise and capital investments, all of which function as significant barriers to entry into the CDMO market.

S-4

Our Capabilities

We provide a wide range of development and manufacturing services that span the product lifecycle from discovery and preclinical stages to commercialization. We continuously monitor our processes in order to increase efficiency. We provide a wide range of development and scale-up services for our clients, including cell line development and selection of clones, upstream and downstream process development, regulatory support including investigational new drug application-ready chemistry, manufacturing, and control, or CMC, submission package and assay development and testing. We also provide a wide range of CGMP clinical and commercial biomanufacturing services, including characterization assay development, regulatory support, comparability studies, second source supply, process characterization, analytical method validation, supporting the final biologics license application CMC package and commercial launch for global markets.

We differentiate our capabilities through several key criteria: (i) we employ a customer-centric approach and collaborate with our clients to tailor customized development and manufacturing services; (ii) our agile manufacturing and development capabilities allow for rapid responses to shift production requirements, leading to strong client satisfaction and retention; and (iii) our usage of single-use bioreactors contributes to enhanced manufacturing efficiency for our customers.

We have a strong and proven regulatory track record, including 17 years of inspection history with no significant impact to our business. To date, we have been audited and qualified by large and small and domestic and foreign biotechnology companies interested in the production of biologic material for clinical and commercial use. Additionally, we have been audited by several regulatory agencies, including the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMA, the Brazilian Health Surveillance Agency, the Canadian Health Authority, or Health Canada, the California Department of Health and the Australian Department of Health. We presently manufacture commercially approved drug substances that go into drug products that are marketed in over 90 countries, and have manufactured and released over 150 commercial batches.

We recently developed plans for a two-phased expansion of our Myford facility. The first phase will expand the production capacity of our existing Myford North facility by the addition of a second downstream processing suite. The second phase will further expand the capacity through the build out of a second manufacturing train, including both upstream and downstream processing suites within Myford South.

We have commenced the first phase of expansion, which we estimate will take approximately 12 to 15 months to complete at an estimated cost of approximately $15 million. We estimate that the first phase of expansion could increase our annual revenue generating capacity by up to $50 million, bringing the combined annual revenue generating capacity of our Franklin and Myford North facilities to up to $170 million.

The decision to commence the second phase of expansion will be dictated by revenue growth and projected customer demand. Based on preliminary conceptual plans, we estimate that the Myford South expansion will take 18 to 24 months to complete at a cost of approximately $45 to $55 million. We estimate that the addition of the future Myford South facility will increase our annual revenue generating capacity by up to $100 million.

Company Information

We were originally incorporated in the State of California in June 1981 and reincorporated in the State of Delaware on September 25, 1996. Effective January 5, 2018, we changed our name from Peregrine Pharmaceuticals, Inc. to Avid Bioservices, Inc. Our principal executive offices are located at 2642 Michelle Drive, Suite 200, Tustin, California 92780 and our telephone number is 714-508-6100. Our internet website address is www.avidbio.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

S-5

THE OFFERING

Shares of common stock to be offered	3,333,335 shares of common stock

Option to purchase shares of common stock	We have granted the underwriters an option to purchase up to an additional 500,000 shares of common stock at the public offering price less the underwriting discounts and commissions, which option may be exercised at any time in whole, or from time to time in part, on or before the 30th day following the date of this prospectus supplement.

Offering price	$9.00 per share

Shares of common stock to be outstanding immediately after this offering (both before and after giving effect to the underwriters’ option)	60,055,787 shares of common stock (or 60,555,787 shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds	The net proceeds from this offering are expected to be approximately $27.9 million (or $32.1 million if the underwriters exercise in full their option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering primarily for the expansion of our manufacturing capabilities and any remainder for general corporate purposes. See “Use of Proceeds” on page S-18.

NASDAQ trading symbol for the common stock	“CDMO”

Risk factors	See “Risk Factors” beginning S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully before investing in our common stock.

Unless we indicate otherwise, all information in this prospectus supplement is based on 56,722,452 shares of common stock issued and outstanding as of October 31, 2020 and excludes as of that date:

•	6,728,623 shares of common stock reserved for issuance under outstanding option grants and restricted stock units and available for issuance under our equity incentive plans;

•	1,116,538 shares of common stock reserved for and available for issuance under our 2010 Employee Stock Purchase Plan, or ESPP; and

•	6,826,435 shares of common stock issuable upon conversion of our outstanding 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock.(1)

(1)	The Series E Preferred Stock is convertible into a number of shares of our common stock determined by dividing the liquidation preference of $25.00 per share by the conversion price, currently $21.00 per share. If all of our outstanding Series E Preferred Stock were converted at the $21.00 per share conversion price, the holders of our Series E Preferred Stock would receive an aggregate of 1,978,783 shares of our common stock. However, we have reserved the maximum number of shares of our common stock that could be issued upon a change of control event assuming our shares of common stock are acquired for consideration of $5.985 per share or less. In this scenario, each outstanding share of our Series E Preferred Stock could be converted into 4.14 shares of our common stock, or 6,826,435 shares in the aggregate.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

S-6

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our shares of common stock, you should carefully consider the risks and uncertainties described below and discussed under the section entitled “Risk Factors” on page 3 of the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as supplemented by our most recent quarterly report on Form 10-Q, each of which is on file with the Securities and Exchange Commission, or SEC, and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors below could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to the COVID-19 Pandemic

Our business, financial condition, and results of operations may be adversely affected by global health epidemics, including the COVID-19 pandemic.

In March 2020, the World Health Organization declared the novel coronavirus disease (“COVID-19”) outbreak a global pandemic. COVID-19 has spread across the globe and is affecting worldwide economic activity. Any public health epidemic, including the COVID-19 pandemic, may affect our operations and those of third parties on which we rely, including our customers and suppliers. Our business, financial condition, and results of operations may be affected by: disruptions in our customers’ abilities to fund, develop, or bring to market products as anticipated; delays in or disruptions to the conduct of clinical trials by our customers; cancellations of contracts or confirmed orders from our customers; customers’ inability to maintain agreed upon payment terms; and the inability, difficulty, or additional cost or delays in obtaining key raw materials, components, and other supplies from our existing supply chain; among other factors caused by the COVID-19 pandemic. Our operations could be disrupted if some of our employees become ill or are otherwise absent from work as a result of the COVID-19 pandemic. Additionally, governmental restrictions, including travel restrictions, quarantines, shelter-in-place orders, curfews, business closures, new safety requirements or regulations, or restrictions on the import or export of certain materials, or other operational issues related to the COVID-19 pandemic may have an adverse effect on our business and results of operations. We continue to monitor our operations and governmental recommendations and have made modifications for an indefinite period to our normal operations because of the COVID-19 pandemic, including requiring most non-production related employees to work remotely which may increase cyber security risks or create data accessibility concerns.

Risks Related to Our Business

We have a history of losses and may have future losses.

We have incurred net losses in most fiscal years since we began operations in 1981, including net losses of $10.5 million and $4.2 million for the fiscal years ended April 30, 2020 and 2019, respectively. As of October 31, 2020, we had an accumulated deficit of $564 million. We have only recently begun generating positive cash flows from operations. However, if we fail to continue generating sufficient revenue, we may not continue to generate positive cash flows from operations.

Our ability to fund our operations is dependent on the amount of cash on hand and our ability to generate positive cash flow to sustain our current operations. At October 31, 2020, we had $35.7 million in cash and cash equivalents. Although it is difficult to forecast all of our future liquidity requirements, we believe that our cash and cash equivalents on hand, combined with our projected cash flows from operations will be sufficient to fund our operations beyond one year from the issuance date of our most recent unaudited condensed consolidated financial statements.

S-7

In the event a customer timely cancels its commitments prior to our initiation of manufacturing services, we may be required to refund some or all of the advance payments made to us under those canceled commitments, which would have a negative impact on our liquidity, reported backlog and future revenue. Further, in the event we are unable to secure sufficient business to support our current operations, we may need to raise additional capital in the equity markets in order to fund our future operations. We may raise funds through the issuance of debt or equity. These financings may not be available to us on acceptable terms, or at all. Our ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for our common stock. The market demand or liquidity of our common stock is subject to a number of risks and uncertainties including, but not limited to, our financial results and economic and market conditions. Further, global financial crises and economic downturns, including those caused by widespread public health crises such as the global novel coronavirus disease, may cause extreme volatility and disruptions in capital and credit markets, and may impact our ability to raise additional capital when needed on acceptable terms, if at all. If we are unable to fund our continuing operations through these sources, we may need to restructure, or cease, our operations. In addition, even if we are able to raise additional capital, it may not be at a price or on terms that are favorable to us. Any of these actions could materially harm our business, financial condition, results of operations, and future prospects.

A significant portion of our revenue comes from a limited number of customers.

Our revenue has historically been derived from a small number of customers. For example, for the fiscal years ended April 30, 2020, 2019 and 2018, we derived approximately 63%, 64% and 86% of our revenues from our top three customers, respectively. We continue to be dependent on a limited number of customers for a substantial majority of our revenue. The loss of, or a significant reduction of business from, any of our major customers could have a material adverse effect on our business, financial condition, and results of operations.

We generally do not have long-term customer contracts and our backlog cannot be relied upon as a future indicator of sales.

We generally do not have long-term contracts with our customers, and existing contracts and purchase commitments may be canceled under certain circumstances. As a result, we are exposed to market and competitive price pressures on every order, and our agreements with customers do not provide assurance of future sales. Our customers are not required to make minimum purchases and, in certain circumstances, may cease using our services at any time without penalty. Our backlog should not be relied on as a measure of anticipated demand or future revenue, because the orders constituting our backlog may be subject to changes in delivery schedules or cancellation without significant penalty to the customer. Any reductions, cancellations or deferrals in customer orders would negatively impact our business.

Our operating results will be adversely affected if we are unable to maximize our facility capacity utilization.

Our operating results are significantly influenced by our capacity utilization and, as such, if we are unable to utilize our facilities to capacity, our margins could be adversely affected, and our financial condition and results of operations will be adversely affected. We expect to use a substantial portion of the proceeds from this offering to expand our manufacturing facilities and if we are not able to increase the demand for our services to meet our increased manufacturing capacity, our business may be adversely impacted.

S-8

We rely on third parties to supply most of the necessary raw materials and supplies for the products we manufacture on behalf of our customers and our inability to obtain such raw materials or supplies may adversely impact our business, financial condition, and results of operations.

Our operations require various raw materials, including proprietary media, resins, buffers, and filters, in addition to numerous additional raw materials supplied primarily by third parties. We or our customers specify the raw materials and other items required to manufacture their product and, in some cases, specify the suppliers from whom we must purchase these raw materials. In certain instances, the raw materials and other items can only be supplied by a limited number of suppliers and, in some cases, a single source, or in limited quantities. If third-party suppliers do not supply raw materials or other items on a timely basis, it may cause a manufacturing run to be delayed or canceled which would adversely impact our financial condition and results of operations. Additionally, we do not have long-term supply contracts with any of our single source suppliers. If we experience difficulties acquiring sufficient quantities of required materials or products from our existing suppliers, or if our suppliers are found to be non-compliant with the FDA’s quality system regulation, CGMPs or other applicable laws or regulations, we would be required to find alternative suppliers. If our primary suppliers become unable or unwilling to perform, any resulting delays or interruptions in the supply of raw materials required to support our manufacturing of CGMP pharmaceutical-grade products would ultimately delay our manufacture of products for our customers, which could materially and adversely affect our financial condition and operating results. Furthermore, third-party suppliers may fail to provide us with raw materials and other items that meet the qualifications and specifications required by us or our customers. If third-party suppliers are not able to provide us with raw materials that meet our or our customers’ specifications on a timely basis, we may be unable to manufacture their product or it could prevent us from delivering products to our customers within required timeframes. Any such delay in delivering our products may create liability for us to our customers for breach of contract or cause us to experience order cancellations and loss of customers. In the event that we manufacture products with inferior quality components and raw materials, we may become subject to product liability claims caused by defective raw materials or components from a third-party supplier or from a customer, or our customer may be required to recall its products from the market.

All of our manufacturing facilities are situated in a single location in California, which increases our exposure to significant disruption to our business as a result of unforeseeable developments in a single geographic area.

We operate our manufacturing facilities in Tustin, California. It is possible that we could experience prolonged periods of reduced production due to unforeseen catastrophic events occurring in or around our facilities. It is also possible that operations could be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, earthquakes or accidents. As a result, we may be unable to shift manufacturing capabilities to alternate locations, accept materials from suppliers, meet customer shipment needs or address other severe consequences that may be encountered, and we may suffer damage to our reputation. Our financial condition and results of our operations could be materially adversely affected were such events to occur.

Our manufacturing services are highly complex, and if we are unable to provide quality and timely services to our customers, our business could suffer.

The manufacturing services we offer are highly complex, due in part to strict regulatory requirements. A failure of our quality control systems in our facilities could cause problems to arise in connection with facility operations for a variety of reasons, including equipment malfunction, viral contamination, failure to follow specific manufacturing instructions, protocols and standard operating procedures, problems with raw materials or environmental factors. Such problems could affect production of a single manufacturing run or a series of runs, requiring the destruction of products, or could halt manufacturing operations altogether. In addition, our failure to meet required quality standards may result in our failure to timely deliver products to our customers which, in turn, could damage our reputation for quality and service. Any such incident could, among other things, lead to increased costs, lost revenue, reimbursement to customers for lost drug substance, damage to and possibly termination of existing customer relationships, time and expense spent investigating the cause and, depending on the cause, similar losses with respect to other manufacturing runs. With respect to our commercial manufacturing, if problems are not discovered before the product is released to the market, we may be subject to regulatory actions, including product recalls, product seizures, injunctions to halt manufacture and distribution, restrictions on our operations, civil sanctions, including monetary sanctions, and criminal actions. In addition, such issues could subject us to litigation, the cost of which could be significant.

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We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We intend to continue to grow our business operations as demand for our services increases and increase the number of our employees to accommodate such potential growth, which may cause us to experience periods of rapid growth and expansion. This potential future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and other administrative functions. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls.

As we expect our commercial operations and sales volume to grow, we will need to continue to increase our capacity for manufacturing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We may also need to purchase additional equipment, some of which can take several months or more to procure, install and validate, and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We may not be able to successfully implement the increase in scale, expansion of personnel, purchase and validation of equipment or process enhancements, which could adversely affect our ability to increase revenues.

If we do not enhance our existing or introduce new service offerings in a timely manner, our offerings may become obsolete or noncompetitive over time, customers may not buy our offerings and our revenues and profitability may decline.

Demand for our manufacturing services may change in ways that we may not anticipate due to evolving industry standards and customer needs that are increasingly sophisticated and varied, as well as the introduction by others of new offerings and technologies that provide alternatives to our offerings. In the event we are unable to offer or enhance our service offerings or expand our manufacturing infrastructure to accommodate requests from our customers and potential customers, our offerings may become obsolete or noncompetitive over time, in which case our revenue and operating results would suffer. For example, if we are unable to respond to changes in the nature or extent of the technological or other needs of our customers through enhancing our offerings, our competition may develop offerings that are more competitive than ours and we could find it more difficult to renew or expand existing agreements or obtain new agreements. Potential innovations intended to facilitate enhanced or new offerings generally will require a substantial capital investment before we can determine their commercial viability, and we may not have financial resources sufficient to fund all desired innovations. Even if we succeed in creating enhanced or new offerings, however, they may still fail to result in commercially successful offerings or may not produce revenue in excess of our costs of development, and they may be rendered obsolete by changing customer preferences or the introduction by our competitors of offerings embodying new technologies or features. Finally, the marketplace may not accept our innovations due to, among other things, existing patterns of clinical practice, the need for regulatory clearance and/or uncertainty over market access or government or third-party reimbursement.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our contract manufacturing operations involve the controlled use of hazardous materials and chemicals. We are subject to federal, state and local laws and regulations in the United States governing the use, manufacture, storage, handling and disposal of hazardous materials and chemicals. Although we believe that our procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, we may incur significant additional costs to comply with applicable laws in the future. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials or chemicals. As a result of any such contamination or injury, we may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our contract manufacturing operations, which could materially harm our business, financial condition and results of operations.

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Potential product liability claims, errors and omissions claims in connection with services we perform and potential liability under indemnification agreements between us and our officers and directors could adversely affect us.

We manufacture products intended for use in humans. These activities could expose us to risk of liability for personal injury or death to persons using such products. We seek to reduce our potential liability through measures such as contractual indemnification provisions with customers (the scope of which may vary by customer, and the performances of which are not secured) and insurance maintained by us and our customers. We could be materially adversely affected if we are required to pay damages or incur defense costs in connection with a claim that is outside the scope of the indemnification agreements, if the indemnity, although applicable, is not performed in accordance with its terms or if our liabilities exceed the amount of applicable insurance or indemnity. In addition, we could be held liable for errors and omissions in connection with the services we perform. We currently maintain product liability and errors and omissions insurance with respect to these risks. Our insurance coverage may not be adequate or insurance coverage may not continue to be available on terms acceptable to us.

We also indemnify our officers and directors for certain events or occurrences while the officer or director is serving at our request in such capacity. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. Although we have a director and officer insurance policy that covers a portion of any potential exposure, we could be materially and adversely affected if we are required to pay damages or incur legal costs in connection with a claim above such insurance limits.

Any claims beyond our insurance coverage limits, or that are otherwise not covered by our insurance, may result in substantial costs and a reduction in our available capital resources.

We maintain property insurance, employer’s liability insurance, product liability insurance, general liability insurance, business interruption insurance, and directors’ and officers’ liability insurance, among others. Although we maintain what we believe to be adequate insurance coverage, potential claims may exceed the amount of insurance coverage or may be excluded under the terms of the policy, which could cause an adverse effect on our business, financial condition and results from operations. Generally, we would be at risk for the loss of inventory that is not within customer specifications. These amounts could be significant. In addition, in the future we may not be able to obtain adequate insurance coverage or we may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage.

Our services and our customers’ products may infringe on or misappropriate the intellectual property rights of third parties.

Any claims that our services infringe the rights of third parties, including claims arising from any of our customer engagements, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings, given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could be required, among other things, to pay substantial damages, discontinue the use of the infringing technology, expend significant resources to develop non-infringing technology, license such technology from the third party claiming infringement (which license may not be available on commercially reasonable terms or at all) and/or cease the manufacture, use or sale of the infringing processes or offerings, any of which could have a material adverse effect on our business.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Any of the foregoing could affect our ability to compete or could have a material adverse effect on our business, financial condition and results of operations.

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We depend on key personnel and the loss of key personnel could harm our business and results of operations.

We depend on our ability to attract and retain qualified scientific and technical employees, as well as a number of key executives. These employees may voluntarily terminate their employment with us at any time. We may not be able to retain key personnel, or attract and retain additional qualified employees. We do not maintain key-man or similar policies covering any of our senior management or key personnel. Our inability to attract and retain key personnel would have a material adverse effect on our business.

We have federal and state net operating loss, or NOL, carry forwards which, if we were to become profitable, could be used to offset/defer federal and state income taxes. Our ability to use such carry forwards to offset future taxable income may be subject to certain limitations related to changes in ownership of our stock and decisions by California and other states to limit or suspend NOL carry forwards.

As of April 30, 2020, we had federal and state NOL carry forwards of approximately $427 million and $277 million, respectively. These NOL carry forwards could potentially be used to offset certain future federal and state income tax liabilities. The federal net operating loss carry forwards generated prior to January 1, 2018 expire in fiscal years 2021 through 2038. The federal net operating loss generated after January 1, 2018 of $19.8 million can be carried forward indefinitely. Net operating losses generated after 2017 through 2020 may offset future taxable income without limitation. Utilization of net operating losses generated subsequent to 2020 are limited to 80% of future taxable income. However, utilization of NOL carry forwards may be subject to a substantial annual limitation pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions due to ownership changes that have occurred previously or that could occur in the future. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. A Section 382 analysis was completed as of the fiscal year ended April 30, 2019 and we subsequently reviewed such activity through April 30, 2020 and determined that no such change in ownership has occurred. However, ownership changes occurring subsequent to April 30, 2020 may impact the utilization of our NOL carry forwards and other tax attributes. Additionally, states may impose other limitations on the use of state NOL carry forwards. We are subject to California’s recent suspension of NOL carry forwards for the taxable years beginning in 2020 and lasting through 2022. Any limitation may result in expiration of a portion of the carry forwards before utilization. If we were not able to utilize our carry forwards, we would be required to use our cash resources to pay taxes that would otherwise have been offset, thereby reducing our liquidity.

We may be subject to various litigation claims and legal proceedings.

We, as well as certain of our directors and officers, may be subject to claims or lawsuits during the ordinary course of business. Regardless of the outcome, these lawsuits may result in significant legal fees and expenses and could divert management’s time and other resources. If the claims contained in these lawsuits are successfully asserted against us, we could be liable for damages and be required to alter or cease certain of our business practices. Any of these outcomes could cause our business, financial performance and cash position to be negatively impacted.

We have become increasingly dependent on information technology and any breakdown, interruption or breach of our information technology systems could subject us to liability or interrupt the operation of our business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are increasingly dependent upon sophisticated information technology systems and infrastructure in connection with the conduct of our business. We must constantly update our information technology infrastructure and our various current information technology systems throughout the organization may not continue to meet our current and future business needs. Furthermore, modification, upgrade or replacement of such systems may be costly. In addition, due to the size and complexity of these systems, any breakdown, interruption, corruption or unauthorized access to or cyber-attack on these systems could create system disruptions, shutdowns or unauthorized disclosure of confidential information. While we attempt to take appropriate security and cyber-security measures to protect our data and information technology systems and to prevent such breakdowns and unauthorized breaches and cyber-attacks, these measures may not be successful and these breakdowns and breaches in, or attacks on, our systems and data may not be prevented. Such breakdowns, breaches or attacks may cause business interruption and could have a material adverse effect on our business, financial condition, results of operations and cash flows and could cause the market value of our common shares to decline, and we may suffer financial damage or other loss, including fines or criminal penalties because of lost or misappropriated information.

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We may seek to grow our business through acquisitions of complementary businesses, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could harm our financial condition and operating results.

From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our manufacturing capabilities, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including: problems assimilating the acquired service offerings, products or technologies; issues maintaining uniform standards, procedures, quality control and policies; unanticipated costs associated with acquisitions; diversion of management’s attention from our existing business; risks associated with entering new markets in which we have limited or no experience; increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters; and unanticipated or undisclosed liabilities of any target.

We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired service offerings, products or technologies. Our potential inability to integrate any acquired service offerings, products or technologies effectively may adversely affect our business, operating results and financial condition.

Risks Related to Our Customers

The consumers of the products we manufacture for our customers may significantly influence our business, financial condition, and results of operations.

We depend on, and have no control over, consumer demand for the products we manufacture for our customers. Consumer demand for our customers’ products could be adversely affected by, among other things, delays in health regulatory approval, the inability of our customers to demonstrate the efficacy and safety of their products, the loss of patent and other intellectual property rights protection, the emergence of competing or alternative products, including generic drugs, the degree to which private and government payment subsidies for a particular product offset the cost to consumers and changes in the marketing strategies for such products and the outbreak of a pandemic such as the COVID-19 pandemic. Additionally, if the products we manufacture for our customers do not gain market acceptance, our revenues and profitability may be adversely affected.

We believe that continued changes to the healthcare industry, including ongoing healthcare reform, adverse changes in government or private funding of healthcare products and services, legislation or regulations governing the privacy of patient information or patient access to care, or the delivery, pricing or reimbursement of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to purchase fewer services from us or influence the price that others are willing to pay for our services. Changes in the healthcare industry’s pricing, selling, inventory, distribution or supply policies or practices could also significantly reduce our revenue and profitability.

If production volumes of key products that we manufacture for our customers decline, our financial condition and results of operations may be adversely affected.

Our customers’ failure to receive or maintain regulatory approval for their product candidates could negatively impact our revenues and profitability.

Our success depends upon the regulatory approval of the products we manufacture. As such, if our customers experience a delay in, or failure to receive, approval for any of their product candidates or fail to maintain regulatory approval of their products and we are not able to manufacture these products, our revenue and profitability could be adversely affected. Additionally, if the FDA or a comparable foreign regulatory authority does not approve of our facilities for the manufacture of a customer product or if it withdraws such approval in the future, our customers may choose to identify alternative manufacturing facilities and/or relationships, which could significantly impact our ability to expand our manufacturing capacity and capabilities and achieve profitability.

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We depend on spending and demand from our customers for our contract manufacturing and development services and any reduction in spending or demand could have a material adverse effect on our business.

The amount that our customers spend on the development and manufacture of their products or product candidates, particularly the amount our customers choose to spend on outsourcing these services to us, substantially impacts our revenue and profitability. The outcomes of our customers’ research, development and marketing also significantly influence the amount that our customers choose to spend on our services and offerings. Our customers determine the amounts that they will spend on our services based upon, among other things, the clinical and market success of their products, available resources, access to capital and their need to develop new products which, in turn, depend upon a number of other factors, including their competitors’ research, development and product initiatives and the anticipated market for any new products, as well as clinical and reimbursement scenarios for specific products and therapeutic areas. Further, increasing consolidation in the pharmaceutical industry may impact such spending, particularly in the event that any of our customers choose to develop or acquire integrated manufacturing operations. Any reduction in customer spending on biologics development and related services as a result of these and other factors could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to protect the confidentiality of our customers’ proprietary information, we may be subject to claims.

Many of the formulations used and processes developed by us in the manufacture of our customers’ products are subject to trade secret protection, patents or other intellectual property protections owned or licensed by such customer. While we make significant efforts to protect our customers’ proprietary and confidential information, including requiring our employees to enter into agreements protecting such information, if any of our employees breaches the non-disclosure provisions in such agreements, or if our customers make claims that their proprietary information has been disclosed, our reputation may suffer damage and we may become subject to legal proceedings that could require us to incur significant expense and divert our management’s time, attention and resources.

Risks Related to the Industry in Which We Operate

Failure to comply with existing and future regulatory requirements could adversely affect our business, financial condition, and results of operations.

Our industry is highly regulated. We are required to comply with the regulatory requirements of various local, state, provincial, national and international regulatory bodies having jurisdiction in the countries or localities in which we manufacture products or in which our customers’ products are distributed. In particular, we are subject to laws and regulations concerning development, testing, manufacturing processes, equipment and facilities, including compliance with CGMPs, import and export, and product registration and listing, among other things. As a result, most of our facilities are subject to regulation by the FDA, as well as regulatory bodies of other jurisdictions where our customers have marketing approval for their products including, but not limited to, the EMA, ANVISA and/or Health Canada, depending on the countries in which our customers market and sell the products we manufacture on their behalf. As we expand our operations, we may be exposed to more complex and new regulatory and administrative requirements and legal risks, any of which may require expertise in which we have little or no experience. It is possible that compliance with new regulatory requirements could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

These regulatory requirements impact many aspects of our operations, including manufacturing, developing, storage, distribution, import and export and record keeping related to customers’ products. Noncompliance with any applicable regulatory requirements can result in government refusal to approve: (i) facilities for testing or manufacturing products or (ii) products for commercialization. The FDA and other regulatory agencies can delay, limit or deny approval for many reasons, including:

•	changes to the regulatory approval process, including new data requirements for product candidates in those jurisdictions, including the United States, in which our customers may be seeking approval;
•	that a customer’s product candidate may not be deemed to be safe or effective;
•	the ability of the regulatory agency to provide timely responses as a result of its resource constraints; and
•	that the manufacturing processes or facilities may not meet the applicable requirements.

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In addition, if new legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, we may be required to obtain additional approvals or operate according to different manufacturing or operating standards. This may require a change in our development and manufacturing techniques or additional capital investments in our facilities. Any related costs may be significant. If we fail to comply with applicable regulatory requirements in the future, then we may be subject to warning letters and/or civil or criminal penalties and fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, restrictions on the import and export of our products, debarment, exclusion, disgorgement of profits, operating restrictions and criminal prosecution and the loss of contracts and resulting revenue losses. Inspections by regulatory authorities that identify any deficiencies could result in remedial actions, production stoppages or facility closure, which would disrupt the manufacturing process and supply of product to our customers. In addition, such failure to comply could expose us to contractual and product liability claims, including claims by customers for reimbursement for lost or damaged active pharmaceutical ingredients or recall or other corrective actions, the cost of which could be significant.

In addition, certain products we manufacture must undergo pre-clinical and clinical evaluations relating to product safety and efficacy before they are approved as commercial therapeutic products. The regulatory authorities having jurisdiction in the countries in which our customers intend to market their products may delay or put on hold clinical trials or delay approval of a product or determine that the product is not approvable. The FDA or other regulatory agencies can delay approval of a drug if our manufacturing facility, including any newly commissioned facility, is not able to demonstrate compliance with CGMPs, pass other aspects of pre-approval inspections or properly scale up to produce commercial supplies. The FDA and comparable government authorities having jurisdiction in the countries in which we or our customers intend to market their products have the authority to withdraw product approval or suspend manufacture if there are significant problems with raw materials or supplies, quality control and assurance or the product we manufacture is adulterated or misbranded. If our manufacturing facilities and services are not in compliance with FDA and comparable government authorities, we may be unable to obtain or maintain the necessary approvals to continue manufacturing products for our customers, which would materially adversely affect our financial condition and results of operations.

We operate in a highly competitive market and competition may adversely affect our business.

We operate in a market that is highly competitive. Our competition in the contract manufacturing market includes full-service contract manufacturers and large pharmaceutical companies offering third-party manufacturing services to fill their excess capacity. We may also compete with the internal operations of those pharmaceutical companies that choose to source their product offerings internally. In addition, most of our competitors may have substantially greater financial, marketing, technical or other resources than we do. Moreover, additional competition may emerge, particularly in lower-cost jurisdictions such as India and China, which could, among other things, result in a decrease in the fees paid for our services, which may adversely affect our financial condition and results of operations.

Risks Related to the Ownership of Our Common Stock

You will experience immediate and substantial dilution in the book value per share of the shares of common stock you purchase and may experience further dilution in the future.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. Furthermore, we expect that we will seek to raise additional capital from time to time in the future. Such financings may involve the issuance of equity and/or securities convertible into or exercisable or exchangeable for our equity securities. We also expect to continue to utilize equity-based compensation. To the extent the options are exercised or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

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Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds” below, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure of our management team to apply these funds effectively could harm our business. Moreover, of the number and variability of factors that will determine our use of the net proceeds from this offering, we may ultimately use the net proceeds for purposes that are not contemplated at the time of the offering. All of these potential uses of proceeds involve risks and may not improve the performance or prospects of our business or the business or prospects of our subsidiaries, and may not increase the market value of our shares of common stock.

A significant number of shares of our common stock are issuable pursuant to outstanding options, restricted stock units and convertible securities, and we may issue additional shares of common stock in the future. Sales or conversions of these shares will dilute the interests of other security holders and may depress the price of our common stock.

As of October 31, 2020, an aggregate of 6,728,623 shares of common stock were reserved for issuance under outstanding stock options and restricted stock units, or available for future issuance under our equity incentive plans. Additionally, as of October 31, 2020, there were 1,116,538 shares of common stock reserved for and available for issuance under our ESPP and up to 6,826,435 shares of common stock issuable upon conversion of our outstanding Series E Preferred Stock. The issuance of additional shares of common stock upon the exercise, release or conversion, as applicable, of any of the foregoing securities, or the perception that such issuances may occur, would have a dilutive impact on other stockholders and could have a material negative effect on the market price of our common stock.

Our highly volatile stock price may adversely affect the liquidity of our common stock.

The market price of our common stock has generally been highly volatile and is likely to continue to be highly volatile. For instance, the market price of our common stock has ranged from $2.24 to $11.65 per share over the last three years.

The market price of our common stock may be significantly impacted by many factors including the following:

•	our loss of a significant customer;
•	significant changes in our financial results or that of our competitors, including our ability to continue as a going concern;
•	our ability to meet our revenue guidance;
•	the offering and sale of shares of our common stock, either sold at market prices or at a discount under an equity transaction;
•	significant changes in our capital structure;
•	published reports by securities analysts;
•	announcements of partnering transactions, joint ventures, strategic alliances, and any other transaction that involves the development, sale or use of our technologies or competitive technologies;
•	regulatory developments, including possible delays in the regulatory approval of our customers’ products which we manufacture;
•	outcomes of significant litigation, disputes and other legal or regulatory proceedings;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of the products we manufacture;
•	economic trends and other external factors including, but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

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These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

Anti-takeover provisions in our certificate of incorporation and amended and restated bylaws as well as provisions of Delaware law could prevent or delay a change in control of our company, even if such change in control would be beneficial to our stockholders.

Provisions of our certificate of incorporation and amended and restated bylaws could discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such change in control would be beneficial to our stockholders. These include: authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt; no provision for the use of cumulative voting for the election of directors; limiting the ability of stockholders to call special meetings; requiring all stockholder actions to be taken at a meeting of our stockholders (i.e. no provision for stockholder action by written consent); and establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, the Delaware General Corporation Law prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our common stock.

Our bylaws, as amended, provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws, as amended, provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of a fiduciary duty owed by any of our directors, officers, or other employees to us, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws, any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of the trading price of our common stock.

If securities or industry analysts do not publish research reports about us, or if they issue adverse opinions about our business, our stock price and trading volume could decline.

The research and reports that industry or securities analysts publish about us or our business will influence the market for our common stock. If one or more analysts who cover us issues an adverse opinion about us, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets which, in turn, could cause our stock price or trading volume to decline. Further, if we fail to meet the market expectations of analysts who follow our stock, our stock price likely would decline.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $27.9 million from this offering (or approximately $32.1 million if the underwriters exercise in full their option to purchase additional shares), based on the public offering price of $9.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds primarily to expand our manufacturing capabilities and any remaining amount for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of common stock. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of the offering. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities or money market funds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We intend to employ all available funds for the development of our business and, accordingly, do not intend to pay any cash dividends in the foreseeable future. In addition, the Certificate of Designations governing our outstanding Series E Preferred Stock restricts us from declaring and paying any dividends on our common stock unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

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DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of October 31, 2020.

Our net tangible book value at October 31, 2020 was $49.4 million or approximately $0.87 per share. After giving effect to the sale of 3,333,335 shares of common stock in this offering at an offering price of $9.00 per share, and after deducting estimated offering expenses and underwriting discounts and commission, our adjusted net tangible book value as of October 31, 2020 would have been approximately $77.3 million, or approximately $1.29 per share. This represents an immediate increase in the net tangible book value of $0.42 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $7.71 per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this per share dilution to investors purchasing shares of common stock in this offering:

Public offering price per share		$9.00
Net tangible book value per share as of October 31, 2020	$0.87
Increase in net tangible book value per share attributable to this offering	$0.42
As adjusted net tangible book value per share as of October 31, 2020, after giving effect to this offering		$1.29
Dilution in net tangible book value per share to investors in this offering		$7.71

If the underwriters exercise in full their option to purchase 500,000 additional shares of our common stock at a public offering price of $9.00 per share, after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of October 31, 2020 would have been approximately $81.5 million or approximately $1.35 per share of common stock. This represents an immediate increase in net tangible book value per share of approximately $0.48 per share to existing stockholders, and an immediate dilution of approximately $7.65 per share to investors participating in this offering.

The above discussion and table is based on 56,722,452 shares of our common stock issued and outstanding as of October 31, 2020, and excludes as of that date:

•	6,728,623 shares of common stock reserved for issuance under outstanding option grants and restricted stock units and available for issuance under our stock incentive plans;

•	1,116,538 shares of common stock reserved for and available for issuance under our ESPP; and

•	6,826,435 shares of common stock issuable upon conversion of our outstanding Series E Preferred Stock.(1)

__________________

(1)	Each share of issued and outstanding Series E Preferred Stock is convertible at any time, at the option of the holder, into a number of shares of our common stock determined by dividing the liquidation preference of $25.00 per share of Series E Preferred Stock by the then-current conversion price per share, currently $21.00 per share, rounded down to the nearest whole number. If all of our outstanding Series E Preferred Stock were converted at the $21.00 per share conversion price, the holders of our Series E Preferred Stock would receive an aggregate of 1,978,783 shares of our common stock. However, we have reserved the maximum number of shares of our common stock that could be issued upon a change of control event assuming our shares of common stock are acquired for consideration of $5.985 per share or less. In this scenario, each outstanding share of our Series E Preferred Stock could be converted into 4.14 shares of our common stock, or 6,826,435 shares in the aggregate.

The above discussion and table also assumes no exercise by the underwriters of their option to purchase additional shares.

To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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UNDERWRITING

RBC Capital Markets, LLC is acting as sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC	2,666,668
Craig-Hallum Capital Group LLC	500,000
Stephens Inc.	166,667
Total	3,333,335

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.324 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Underwriting discounts and commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Paid by the Company
	No Exercise	Full Exercise
Per share	$0.54	$0.54
Total	$1,800,001	$2,070,001

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 500,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

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Lock-Ups

We, and our executive officers and directors, have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of RBC Capital Markets, LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. RBC Capital Markets, LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time.

NASDAQ Global Market Listing

The shares are listed on the Nasdaq Capital Market under the symbol “CDMO.”

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be $300,000, including up to $100,000 of expenses of the underwriters that we have agreed to reimburse, as set forth in the underwriting agreement.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

o	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

o	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

o	To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

o	To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

S-22

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

S-23

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

S-24

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by K&L Gates LLP, Irvine, California. Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2020 and the effectiveness of our internal control over financial reporting as of April 30, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.avidbio.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part (except for our SEC filings expressly incorporated by reference in this prospectus supplement).

S-25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the SEC on June 30, 2020;

•	our Definitive Proxy Statement with respect to the 2020 Annual Meeting of Stockholders held on October 20, 2020, as filed with the SEC on August 27, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2020 and October 31, 2020, as filed with the SEC on September 1, 2020 and December 2, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 15, 2020, June 3, 2020, June 25, 2020, July 31, 2020, August 31, 2020, September 15, 2020, October 22, 2020, December 1, 2020, and December 7, 2020;

•	the description of our common stock contained in our Registration Statement on Form 8-B (Registration of Successor Issuers) filed under the Exchange Act on March 24, 1997, including any amendment or report filed for the purpose of updating such description; and

•	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions.

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the SEC on June 30, 2020;

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus supplement is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus supplement by reference, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents and information should be directed to:

Avid Bioservices, Inc.

Attn: Corporate Secretary

2642 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

S-26

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate of $125,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms that we will determine at the time of the offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, and trades under the symbol “CDMO”, and our 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock, is listed on the NASDAQ and trades under the symbol “CDMOP.” On January 8, 2018, the last reported sale price for each of our common stock and Series E Preferred Stock on the NASDAQ was $4.11 per share and $25.01 per share, respectively.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable fees, commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2018

You should rely only on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination, of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references in this prospectus to “Avid Bioservices, Inc.” “Avid,” the “Company,” “Registrant,” “we,” “us,” “our” and similar designations refer, collectively, to Avid Bioservices, Inc., a Delaware corporation, and its subsidiaries.

1

ABOUT AVID BIOSERVICES, INC.

Business Overview

We are a dedicated contract development and manufacturing organization, or CDMO, that provides a comprehensive range of services from process development to cGMP commercial manufacturing focused on biopharmaceutical products derived from mammalian cell culture. With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, our services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. We also provide a variety of process development services, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization.

We have experience in performing process development and manufacturing of biologics since 1993 in our Franklin biomanufacturing facility, or Franklin Facility, located at our headquarters in Tustin, California. In March 2016, we expanded our manufacturing capacity through the launch of our Myford biomanufacturing facility, or Myford Facility, which more than doubled our manufacturing capacity. The 42,000 square foot facility, which is our second biomanufacturing facility, includes multiple single-use bioreactors up to the 2,000-liter manufacturing scale. The Myford Facility was designed to accommodate a fully disposable biomanufacturing process for products in clinical development to commercial. The Myford Facility is located adjacent to our Franklin Facility.

In February 2017, we leased an additional 42,000 square feet of vacant warehouse space within the same building as our existing Myford Facility. The proximity of this space will allow us to utilize existing manufacturing infrastructure that we believe should enhance our manufacturing efficiencies and reduce the overall cost and timeframe to construct a third biomanufacturing facility. We do not expect to commence construction of the new facility until such time as we project that manufacturing demand from existing or potential new customers exceeds the majority of our current manufacturing capacity utilized at our Franklin Facility and Myford Facility, subject to our ability to raise sufficient additional capital to support this expansion effort. Presently, we do not expect to commence construction of this third facility for the next twelve months.

To date, we have been audited and qualified by large and small, domestic and foreign, biotechnology companies interested in the production of biologic material for clinical and commercial use. Additionally, we have been audited by several regulatory agencies, including the U.S. FDA, the European Medicines Agency, the Brazilian Health Surveillance Agency (ANVISA), the Canadian Health Authority and the California Department of Health.

Our key objectives for fiscal year 2018 include (i) the expansion of our manufacturing capacity through the installation and validation of two 2,000 liter single use bioreactors in our Myford Facility, which was completed in August 2017, and (ii) continuing to diversify our customer base by securing additional customers to support our future revenue growth and to minimize our historical reliance on a small customer base. However, as previously disclosed during the first quarter of fiscal year 2018 we experienced unanticipated decreases in manufacturing demand from our largest customer and a regulatory filing delay from our second largest customer, both of which will impact our ability to increase revenue from our CDMO business during the remainder of fiscal year 2018 and potentially beyond.

Legacy Research and Development Business

Earlier in fiscal year 2018, we announced our intent to transition to a dedicated CDMO and, in connection with such transition, pursue strategic options to license or divest our research and development assets, including our development-stage immunotherapy product, bavituximab. We continue to be in discussions with third parties regarding the potential licensing or sale of our research and development assets.

Company Information

We were originally incorporated in the State of California in June 1981 and reincorporated in the State of Delaware on September 25, 1996. Effective January 5, 2018, we changed our name from Peregrine Pharmaceuticals, Inc. to Avid Bioservices, Inc. Our principal executive offices are located at 2462 Michelle Drive, Suite 200, Tustin, California 92780 and our telephone number is 714-508-6100. Our internet website address is www.avidbio.com. This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including capital expenditures, working capital, potential redemption of outstanding preferred stock, financing of possible acquisitions and other business opportunities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, if any. Pending the use of the net proceeds, we intend to invest the net proceeds in investment grade, interest bearing securities.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For each of the periods presented in the table below, our earnings were insufficient to cover combined fixed charges and preferred stock dividends. Accordingly, the table sets forth the deficiency of earnings to cover combined fixed charges and preferred stock dividends for each of the periods presented. Ratio information has not been presented as it is not applicable.

For purposes of computing the deficiencies of earnings available to cover combined fixed charges and preferred stock dividends, “earnings” consist of loss from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense, loss on early extinguishment of debt, and the portion of operating lease rental expense that is estimated by us to be representative of interest. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings available to cover combined fixed charges and preferred stock dividends.

	Fiscal Year Ended April 30,					Six Months Ended
	2013	2014	2015	2016	2017	October 31, 2017
	(in thousands)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(29,780)	$(35,763)	$(54,054)	$(60,136)	$(32,799)	$(16,352)

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, or rights to purchase shares of our common stock, preferred stock, or warrants, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may offer up to $125,000,000 of securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, of which 45,253,038 shares were issued and outstanding as of January 8, 2018. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders have the right to cumulate votes in the election of directors.

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Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ and trades under the symbol “CDMO.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

We are authorized to designate and issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and the DGCL, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of January 8, 2018, we have authorized and designated 2,000,000 shares of Series E Preferred Stock, of which 1,647,760 shares are issued and outstanding.

Our Series E Preferred Stock is listed on the NASDAQ and trades under the symbol “CDMOP.” The transfer agent, registrar and dividend disbursing agent for our Series E Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

The rights and preferences of the Series E Preferred Stock include:

•	The holders are entitled to receive a 10.50% per annum cumulative quarterly dividend, payable in cash, on or about the 1st day of each of January, April, July, and October;
•	The dividend may increase to a penalty rate of 12.50% if: (a) we fail to pay dividends for any four consecutive or nonconsecutive quarterly dividend periods, or (b) we fail for 180 or more consecutive days to maintain a listing of the Series E Preferred Stock on a national securities exchange;
•	Following a change of control (as defined in the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock, or Certificate of Designations) of us, we (or the acquiring entity) may, at our option, redeem the Series E Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred for cash, at the redemption price;
•	We may redeem the Series E Preferred Stock for cash at our option, from time to time, in whole or in part, at the redemption price;
•	The redemption price is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the redemption date;
•	The liquidation preference is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared);
•	The Series E Preferred Stock has no stated maturity date or mandatory redemption and is senior to all of our other securities;
•	There is a general conversion right with respect to the Series E Preferred Stock with a current conversion price of $21.00, a special conversion right upon a change of control, and a market trigger conversion at our option in the event of a Mandatory Conversion (as defined in the Certificate of Designations); and
•	The holders of the Series E Preferred Stock have no voting rights, except as defined in the Certificate of Designations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.11 to our Form 8-A filed with the SEC on February 12, 2014.

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With respect to the remaining 3,000,000 shares of undesignated preferred stock under the terms of our certificate of incorporation, our board of directors may, without action by stockholders, designated and authorize the issuance of additional series of authorized preferred stock ranking junior to or on parity with our Series E Preferred Stock and, in connection with the creation of such series, fix by the resolution or resolutions providing for the issuance of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting such series.  The particular terms of any preferred stock offered by this prospectus and any prospectus supplement will be described in the applicable prospectus supplement, and include, to the extent possible:

•	The maximum number of shares in the series and the designation of the series;
•	The terms of which dividends, if any, will be paid;
•	The terms of which the shares may be redeemed, if at all;
•	The liquidation preference, if any;
•	The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	The terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;
•	The voting rights, if any, of the shares of the series; and
•	Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of the preferred stock above is not complete. You should refer to our certificate of incorporation with respect to our Series E Preferred Stock and any other series of preferred stock we have or may issue for complete information concerning the terms of such series. A copy of the certificate of designations for each additional series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation, Bylaws and Rights Plan

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger or combination, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, beneficially owns (or within three years prior to the determination of interested stockholder status did beneficially own) 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Board of Directors Vacancies

Our bylaws provide that any vacancy or vacancies in our board of directors resulting from the death, resignation or removal of any director, or an increase in the authorized number of directors, may be filled by a majority of the remaining directors, though less than a quorum.

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Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Special Meeting Requirements

Our bylaws provide that special meetings of our stockholders may only be called at the request of a majority of our board of directors.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rights Plan

We have a rights plan that is designed to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our board of directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquirer of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquirer, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquirer.

The above provisions of the DCGL, our certificate of incorporation, our bylaws and our rights plan could make it more difficult to acquire control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in an applicable prospectus supplements. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

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We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplements.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title of the series of debt securities and the ranking;
•	the aggregate principal amount and any limit on that amount;
•	the price at which the debt securities will be issued;
•	the date on which the debt securities mature;
•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•	any redemption or early repayment provisions;
•	any sinking fund or similar provisions;
•	the authorized denominations;
•	any applicable subordination provisions;
•	any guarantees of the securities by our subsidiaries or others;
•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•	the person to whom and manner in which any interest shall be payable;
•	whether the securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•	the securities exchange(s), if any, on which the securities will be listed;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the form (certificated or book-entry);
•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•	failure to make sinking fund payments when due;
•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•	certain events of bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;
•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•	provide for uncertificated debt securities in addition to certificated debt securities;
•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•	establish any additional series of debt securities; or
•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

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However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of the debt securities;
•	reduce the rate or change the time for payment of interest;
•	change the fixed maturity date;
•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•	make any debt security payable in currency other than that stated in the debt security;
•	waive any existing default or event of default and the resulting consequences;
•	modify the right of any holder to receive payment of principal or interest on any debt security;
•	impair the right of any holder to institute suit for the enforcement of any payment due; or
•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted under “Consolidation, Merger or Sale” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation; or
•	all outstanding debt securities of any series have become due and payable; and
•	we have paid all other sums payable under the indenture.

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In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;
•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•	rights, obligations, duties and immunities of the trustee;
•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•	our obligations to maintain an office or agency in respect of the debt securities of the series.

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Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

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The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in an applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless an applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in an applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

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We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in an applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in an applicable prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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As of the date of this prospectus, we have issued and outstanding warrants to purchase 39,040 shares of common stock at a weighted average exercise price of $17.29 per share that are not registered under the registration statement of which this prospectus is a part.

An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•	the date that the warrants may first be exercised;
•	the date that the warrants expire;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	information with respect to book-entry procedures, if any;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the warrant is being exercised, and (2) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

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Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of the rights issued to each security holder;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

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Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies. Our subsidiaries that acquire our securities may also transfer some or all of those securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to approval of our audit committee of the board of directors, policies established by our board of directors with regard to trading in our securities by officers and directors, and applicable rules of NASDAQ.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

An applicable prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

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Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in an applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in an applicable prospectus supplement relating to those securities.

Sales Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. An applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in an applicable prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

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Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on the NASDAQ, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

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Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in an applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2017, (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), and the effectiveness of our internal control over financial reporting as of April 30, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below, or obtained upon payment of the prescribed fees.

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We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov and read and copy them at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

We also make these documents available on our website at www.avidbio.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017 and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2017, filed with the SEC on August 28, 2017;
•	our Definitive Proxy Statement with respect to the 2017 Annual Meeting of Stockholders to be held on January 18, 2018, as filed with the SEC on December 7, 2017;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2017 and October 31, 2017, as filed with the SEC on September 11, 2017 and December 11, 2017, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 6, 2017, June 7, 2017, July 7, 2017, July 14, 2017, July 25, 2017, August 11, 2017, September 5, 2017, September 11, 2017, September 14, 2017, October 19, 2017, October 23, 2017, October 24, 2017, November 13, 2017, November 20, 2017, November 28, 2017, December 7, 2017, December 11, 2017, December 14, 2017, December 26, 2017 and January 8, 2018;
•	the description of our common stock contained in our Registration Statement on Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;
•	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions;
•	the description of our Series E Preferred Stock contained in our Form 8-A filed under the Exchange Act on February 12, 2014, including any amendment or report filed for the purpose of updating such description; and
•	all other reports filed by us under Section 13(a) of 15(d) of the Exchange Act since the end of our fiscal year ended April 30, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

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We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents and information should be directed to:

Avid Bioservices, Inc.

Attn: Corporate Secretary

2462 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

See also “Where You Can Find More Information.”

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3,333,335 Shares

Common Stock

PROSPECTUS SUPPLEMENT

December 10,

2020

Sole Book-Running Manager

RBC Capital Markets

Co-Managers

Craig-Hallum Capital Group	Stephens Inc.